Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the company treats as private or confidential.

BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 14, 2022 08:18 AM Pacific Time

Incorporation Number: **BC1332497**

Recognition Date and Time: November 9, 2021 10:14 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

ASEP MEDICAL INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

Delivery Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

Delivery Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Murphy, Timothy

Mailing Address:
203 - 815 HORNBY STREET
VANCOUVER BC V6Z 2E6
CANADA

Delivery Address:
203 - 815 HORNBY STREET
VANCOUVER BC V6Z 2E6
CANADA

Last Name, First Name, Middle Name:
Hancock, Robert

Mailing Address:
[redacted]
VANCOUVER BC V6P 2N8
CANADA

Delivery Address:
[redacted]
VANCOUVER BC V6P 2N8
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached